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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Motorola, Inc.

        We consent to the incorporation by reference in the registration statement on Form S-4 of Motorola, Inc. of our reports dated January 17, 2000, except as to Note 15, which is as of March 17, 2000, and our reports dated March 17, 2000, with respect to the consolidated and supplemental consolidated balance sheets of Motorola, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated and supplemental consolidated statements of operations, stockholders' equity, and cash flows and the related consolidated and supplemental consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1999, which reports appear in or are incorporated by reference in the annual report on Form 10-K of Motorola, Inc. for the year ended December 31, 1999 or in the Form 8-K/A of Motorola, Inc. dated March 24, 2000 and to the references to our firm under the headings "Summary Selected Financial Information" and "Experts" in the prospectus.


                                                /s/  KPMG LLP

Chicago, Illinois
March 24, 2000